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                                                                      EXHIBIT 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126897) pertaining to the Penwest Pharmaceuticals Co. 2005 Stock Incentive Plan and Dr. Alan Joslyn Plan, in the Registration Statements (Forms S-8 No. 333-98801 and No. 333-66741) pertaining to the Penwest Pharmaceuticals Co. 1997 Equity Incentive Plan, in the Registration Statement (Form S-8 No. 333-66747) pertaining to the Penwest Pharmaceuticals Co. 1997 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No.333-66739) pertaining to the Penwest Pharmaceuticals Co. Savings Plan, in the Registration Statement (Form S-8 No. 333-66733) pertaining to the Penwest Pharmaceuticals Co. 1998 Spinoff Option Plan, in the Registration Statements (Forms S-3 No. 333-108513, No. 333-121332, and No. 333-126904) of Penwest Pharmaceuticals Co. and in the related Prospectuses of our reports dated March 6, 2006, with respect to the consolidated financial statements and schedule of Penwest Pharmaceuticals Co., Penwest Pharmaceuticals Co.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Penwest Pharmaceuticals Co., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                                        /s/ Ernst & Young LLP

Stamford, Connecticut
March 13, 2006